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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-164290

This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, but the information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 18, 2010

Preliminary Prospectus Supplement
(To Prospectus dated January 20, 2010)

3,000,000 Shares

NETLIST, INC.

COMMON STOCK

        We are offering 3,000,000 shares of our common stock. Our common stock is listed on The NASDAQ Global Market under the symbol "NLST." On March 17, 2010, the last reported sale price of our common stock on The NASDAQ Global Market was $4.42 per share. As of January 19, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $53,074,926. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date hereof.

        Investing in our common stock involves significant risks. See "Risk Factors" beginning on page S-3 of this prospectus supplement and beginning on page 9 of our Annual Report on Form 10-K for the fiscal year ended January 2, 2010, which is incorporated by reference into this prospectus supplement, before investing in our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per share	Total

Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds to us (before expenses)	$	$

        We estimate the total expenses of this offering, excluding the underwriting discounts and commissions, will be approximately $375,000. Pursuant to an option granted by us, the underwriters may also purchase from us up to an additional 450,000 shares of our common stock at the price to the public less the underwriting discount to cover over-allotments, if any, within 30 days of this prospectus supplement.

        We anticipate that delivery of the common stock will be made to purchasers on or about March              , 2010, subject to customary closing conditions.

Sole Book-Running Manager

Needham & Company, LLC

Co-Manager

Roth Capital Partners

The date of this prospectus supplement is March               , 2010.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the securities we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein are part of a shelf registration statement that we filed with the Securities and Exchange Commission (the "SEC"). Under the shelf registration process, we may offer from time to time shares of our common stock and other securities up to an aggregate amount of $30,000,000, of which this offering is a part. This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us, our securities being offered and other information you should know before investing. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be delivered to you, as well as the additional information described under "Incorporation of Documents by Reference" of this prospectus supplement before investing in our securities.

S-i

        To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

        You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus that we authorized to be distributed to you and the documents incorporated by reference herein and therein. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we have authorized to be delivered to you is accurate only as of their respective dates, regardless of the time of delivery of such documents or of any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

        In this prospectus supplement, unless otherwise stated or the context otherwise requires, references to "we," "us," "our" and "Company" refer to Netlist, Inc. and its consolidated subsidiaries. If we use a capitalized term in this prospectus supplement and do not define the term in this document, such term has the meaning ascribed to it in the accompanying prospectus.

S-ii

SUMMARY

        This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein. This summary is not complete and does not contain all the information that may be important to you in deciding whether to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus, together with the information incorporated by reference herein and therein, including the financial data and related notes and risk factors included or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, before making an investment decision.

Our Business

        We design, manufacture and sell high performance memory subsystems for the server, high performance computing and communications markets. Our memory subsystems consist of dynamic random access memory integrated circuits (DRAM ICs), NAND flash memory (NAND) and other components assembled on a printed circuit board. We also design custom semiconductor logic devices which are integrated into our memory subsystems in order to increase their performance. We engage with our original equipment manufacturer customers from the earliest stages of new product definition, which provides us unique insight into their full range of system architecture and performance requirements. This close collaboration has also allowed us to develop a significant level of systems expertise. We leverage a portfolio of proprietary technologies and design techniques, including efficient planar design, alternative packaging techniques and custom semiconductor logic, to deliver memory subsystems with high memory density, small form factor, high signal integrity, attractive thermal characteristics and low cost per bit.

Company History and Corporate Information

        We commenced operations in September 2000. Our principal executive offices are located at 51 Discovery, Suite 150, Irvine, California 92618 and our telephone number at that address is (949) 435-0025. Our website address is http://www.netlist.com. The information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus supplement. We have included our website address as a factual reference and do not intend it to be an active link to our website.

THE OFFERING

Common stock offered by us	3,000,000 shares
Over-allotment option
We have granted the underwriters an option to purchase from us within 30 days of the date of this prospectus supplement up to an additional 450,000 shares of common stock to cover over-allotments, if any.
Common stock to be outstanding after this offering	23,168,077 shares(1)
Use of proceeds
We currently intend to use the net proceeds from the sale of our common stock for our operations, including, but not limited to, marketing, research and development, working capital, and for other general corporate purposes.
NASDAQ Global Market symbol	NLST
Risk factors
An investment in our common stock involves significant risks. Before making an investment in our common stock, you should carefully review the "Risk Factors" beginning on page S-3 of this prospectus supplement and beginning on page 9 of our Annual Report on Form 10-K for the fiscal year ended January 2, 2010, as well as the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

(1)
The number of shares of our common stock to be outstanding immediately after this offering as shown above assumes that all of the shares offered hereby are sold and is based on 20,168,077 shares of common stock outstanding as of March 15, 2010. This number of shares does not include 450,000 shares subject to the underwriters' over-allotment option and also excludes the following:

(i)
18,000 shares of our common stock issuable upon the exercise of warrants outstanding as of March 15, 2010;

(ii)
4,466,834 shares of our common stock issuable upon the exercise of stock options outstanding as of March 15, 2010; and

(iii)
475,500 shares of our common stock available for future issuance under our equity compensation plans as of March 15, 2010.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. Before purchasing our common stock, you should carefully consider the risk factors described in our Annual Report on Form 10-K for the year ended January 2, 2010, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, and the risk factors set forth below before deciding to invest in our common stock. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of the events or actions described in these risk factors may have a material adverse effect on our business or financial performance. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment. This prospectus supplement and the accompanying prospectus contain or incorporate statements that constitute forward-looking statements regarding, among other matters, our intent, belief or current expectations about our business. These forward-looking statements are subject to risks, uncertainties and assumptions. See "Special Note Regarding Forward-Looking Statements" in this prospectus supplement.

Risks relating to this offering and our common stock

Our principal stockholders have significant voting power and may take actions that may not be in the best interest of our other stockholders.

        As of January 2, 2010, our executive officers, directors and 5% stockholders beneficially own, in total, approximately 49% of our outstanding common stock. As a result, these stockholders, acting together, have the ability to exert substantial influence over all matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets and other corporate transactions. This concentration of control could be disadvantageous to other stockholders with interests different from those of our executive officers, directors and principal stockholders. For example, our executive officers, directors and principal stockholders could delay or prevent an acquisition or merger even if the transaction would benefit other stockholders. In addition, this significant concentration of share ownership may adversely affect the trading price for our common stock because investors may perceive disadvantages in owning stock in companies with stockholders that have the ability to exercise significant control.

The price of and volume in trading of our common stock has and may continue to fluctuate significantly.

        Our common stock has been publicly traded since November 2006. The price of our common stock and the trading volume of our shares are volatile and have in the past fluctuated significantly. There can be no assurance as to the prices at which our common stock will trade in the future or that an active trading market in our common stock will be sustained in the future. The market price at which our common stock trades may be influenced by many factors, including but not limited to, the following:

  •
  our operating and financial performance and prospects, including our ability to achieve and sustain profitability in the future;

  •
  investor perception of us and the industry in which we operate;

  •
  the availability and level of research coverage of and market making in our common stock;

  •
  changes in earnings estimates or buy/sell recommendations by analysts;

  •
  general financial and other market conditions; and

  •
  changing and recently volatile domestic and international economic conditions.

        In addition, shares of our common stock and the public stock markets in general, have experienced, and may continue to experience, extreme price and trading volume volatility. These fluctuations may adversely affect the market price of our common stock and a stockholder's ability to sell such stockholder's shares into the market at the desired time or at the desired price.

Purchasers in this offering will experience immediate dilution in the net tangible book value of their investment.

        Purchasers of our common stock in this offering will experience an immediate dilution in the net tangible book value of the common stock purchased in this offering because the price per share of common stock in this offering is substantially higher than the net tangible book value of each share of common stock outstanding immediately after this offering. Our net tangible book value as of January 2, 2010 was approximately $19,269,000, or $0.96 per share of common stock. Based on an assumed public offering price of $4.42 per share in this offering (the last reported sale price of our common stock on The NASDAQ Global Market on March 17, 2010), if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $3.06 per share in the net tangible book value of the common stock. See "Dilution" in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

We do not anticipate paying any dividends.

        We have never declared or paid cash dividends on our capital stock. Our current credit facility prohibits the payment of cash dividends. Accordingly, we do not anticipate declaring or paying cash dividends on our capital stock in the foreseeable future. Any payments of cash dividends will be at the discretion of our board of directors, and will depend upon our results of operations, earnings, capital requirements, legal and contractual restrictions, and other factors deemed relevant by our board of directors.

Failure to comply with NASDAQ's Listing Rules could potentially subject us to delisting from The NASDAQ Global Market.

        During our fiscal year 2009, we were not in compliance with certain NASDAQ listing standards related to the closing bid price of our common stock and our corporate governance. While we have since come into compliance with The NASDAQ listing standards, there is no assurance that we will maintain compliance with The NASDAQ listing standards in the near future.

Anti-takeover provisions under our charter documents and Delaware law could delay or prevent a change of control of our Company and could also limit the market price of our stock.

        Our certificate of incorporation and bylaws contain provisions that could delay or prevent a change of control of our Company or changes in our board of directors that our stockholders might consider favorable. In addition, these provisions could limit the price that investors would be willing to pay in the future for shares of our common stock. The following are examples of provisions which are included in our certificate of incorporation and bylaws, each as amended:

  •
  our board of directors is authorized, without prior stockholder approval, to designate and issue preferred stock, commonly referred to as "blank check" preferred stock, with rights senior to those of our common stock;

  •
  stockholder action by written consent is prohibited;

  •
  nominations for election to our board of directors and the submission of matters to be acted upon by stockholders at a meeting are subject to advance notice requirements; and

  •
  our board of directors is expressly authorized to amend, alter or repeal our bylaws.

        In addition, we are governed by the provisions of Section 203 of the Delaware General Corporate Law, which may prohibit certain business combinations with stockholders owning 15% or more of our outstanding voting stock. These and other provisions in our certificate of incorporation and bylaws, and of Delaware law, could make it more difficult for stockholders or potential acquirors to obtain control of our board of directors or initiate actions that are opposed by the then-current board of directors, including delaying or impeding a merger, tender offer, or proxy contest or other change of control transaction involving our Company. Any delay or prevention of a change of control transaction or changes in our board of directors could prevent the consummation of a transaction in which our stockholders could receive a substantial premium over the then-current market price for their shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, the rapidly-changing nature of technology; risks associated with intellectual property, including the costs and unpredictability of litigation over infringement of our intellectual property; volatility in the pricing of DRAM ICs and NAND; changes in and uncertainty of customer acceptance of, and demand for, our existing products and products under development, including uncertainty of and/or delays in product orders and product qualifications; delays in our and our customers' product releases and development; introductions of new products by competitors; changes in end-user demand for technology solutions; our ability to attract and retain skilled personnel; our reliance on suppliers of critical components; fluctuations in the market price of evolving industry standards; the political and regulatory environment in the People's Republic of China; and other financial, operational and legal risks and uncertainties detailed from time to time in our filings with the SEC.

        As a result of these risks, certain other risks as detailed in this prospectus supplement and the accompanying prospectus, in the documents that we incorporate by reference herein and therein and in other documents that we file with the SEC, and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements which speak only as of the date made and were based on then current expectations. We undertake no duty to update these forward-looking statements after the date of this prospectus, except as required by law, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

        We estimate the net proceeds from the sale of common stock by us in this offering will be approximately $12.1 million (or approximately $14.0 million if the underwriters' over-allotment option is exercised in full) after deducting underwriting discounts and commissions and estimated expenses payable by us, assuming a public offering price of $4.42 per share, which was the last reported sale price of our common stock on The NASDAQ Global Market on March 17, 2010.

        We currently intend to use the net proceeds from the sale of our common stock for our operations, including, but not limited to, marketing, research and development and working capital, and for other general corporate purposes. While we have estimated the particular uses for the net proceeds of this offering, we have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering for any purpose, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending use of the net proceeds as described above, we intend to invest the net proceeds in short-term, interest-bearing, investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

 CAPITALIZATION

        The following table sets forth our cash, cash equivalents and investments in marketable securities, as well as our capitalization, as of January 2, 2010:

  •
  on an actual basis; and

  •
  on an as adjusted basis to reflect the sale of the common stock in this offering at an assumed offering price of $4.42 per share and the use of the net proceeds therefrom, as described under "Use of Proceeds."

	As of January 2, 2010
	Actual	As Adjusted
	(In thousands, except share data)
Cash, cash equivalents and investments in marketable securities:	$14,832	$26,955

Debt:
Short-term debt, including current maturities of long-term debt	108	108

Long-term debt, net of current maturities	51	51
Total debt:	$159	$159
Stockholders' equity:
Common stock, $0.001 par value; 90,000,000 shares authorized; 20,111,327 shares issued and outstanding, actual; 23,111,327 shares issued and outstanding, as adjusted to give effect to this offering(1)	$20	$23
Additional paid-in capital	$71,332	$83,452
Accumulated deficit	$(52,026)	$(52,026)
Accumulated other comprehensive loss	(57)	(57)

Total stockholders' equity:	$19,269	$31,392

Total capitalization:	$19,320	$31,443

    (1)
    Based on the number of shares outstanding as of January 2, 2010 and does not include:

    •
    56,750 shares of our common stock that were issued pursuant to the exercise of stock options between January 3, 2010 and March 15, 2010, at a weighted average exercise price of $1.19;

    •
    18,000 shares of our common stock issuable upon the exercise of warrants outstanding as of March 15, 2010, at an exercise price of $1.25;

    •
    4,466,834 shares of our common stock issuable upon exercise of stock options outstanding as of March 15, 2010, at a weighted average exercise price of $2.53;

    •
    475,500 shares of our common stock available for future issuance under our equity compensation plans as of March 15, 2010; and

    •
    up to 450,000 additional shares of common stock issuable upon exercise of the underwriters' over-allotment option.

 DILUTION

        As of January 2, 2010, our net tangible book value was approximately $19,269,000, or approximately $0.96 per share. Our net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets and dividing this amount by the number of shares of our common stock outstanding on January 2, 2010.

        Net tangible book value dilution per share to new investors represents the difference between the weighted average amount per share paid by purchasers of shares in this offering and the net tangible book value per share of our common stock immediately after completion of this offering. Assuming the sale of the 3,000,000 shares offered hereby (which excludes the shares that may be purchased pursuant to the underwriters' over-allotment option) at an assumed public offering price of $4.42 per share, which was the last reported sale price of our common stock on The NASDAQ Global Market on March 17, 2010, and after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us, our as-adjusted net tangible book value as of January 2, 2010 would have been approximately $31,392,000, or $1.36 per share of our common stock. This represents an immediate increase in net tangible book value of $0.40 per share to our existing stockholders and an immediate dilution in net tangible book value of $3.06 per share to investors participating in this offering. The following table illustrates this per share dilution:

Assumed public offering price per unit		$4.42
Net tangible book value per share as of January 2, 2010	$0.96
Increase per share attributable to new investors after giving effect to this offering	$0.40
Pro forma net tangible book value per share after giving effect to this offering		$1.36
Dilution in net tangible book value per share to new investors		$3.06

        The above discussion and table are based on 20,111,327 shares of our common stock outstanding as of January 2, 2010. The information above excludes:

  •
  56,750 shares of our common stock that were issued pursuant to the exercise of stock options between January 3, 2010 and March 15, 2010, at a weighted average exercise price of $1.19;

  •
  18,000 shares of our common stock issuable upon the exercise of warrants outstanding as of March 15, 2010, at an exercise price of $1.25;

  •
  4,466,834 shares of our common stock issuable upon exercise of stock options outstanding as of March 15, 2010, at a weighted average exercise price of $2.53; and

  •
  475,500 shares of our common stock available for future issuance under our equity compensation plans as of March 15, 2010.

To the extent that options and/or warrants set forth in the table above are exercised, there will be further dilution to new investors.

        If the underwriters' over-allotment option to purchase additional shares from us is exercised in full, based upon an assumed offering price of $4.42, the pro forma as-adjusted net tangible book value per share after giving effect to this offering would be $1.41 per share, the increase per share attributable to new investors after giving effect to this offering would be $0.45 per share and the dilution to new investors purchasing shares in this offering would be $3.01 per share.

        The as-adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual offering price of our shares of common stock and other terms of this offering determined at pricing.

DESCRIPTION OF COMMON STOCK

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares voting are able to elect all of our directors. Subject to preferences that may apply to any then outstanding shares of preferred stock, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for distribution at the times and in the amounts, if any, that our board of directors may determine from time to time. In the event of our liquidation, dissolution or winding up, subject to the rights of each series of our preferred stock, which may, from time to time come into existence, holders of our common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities. Holders of our common stock have no preemptive or other subscription or conversion rights. Our common stock is not redeemable and there are no sinking fund provisions applicable to our common stock. Please refer to "Description of Capital Stock" in the accompanying prospectus for additional information relating to the common stock offered hereby.

UNDERWRITING

        Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Needham & Company, LLC is acting as representative, have agreed to purchase, and we have agreed to sell to them, the number of shares of our common stock at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus supplement and as indicated below:

Underwriters	Number of Shares
Needham & Company LLC
Roth Capital Partners, LLC

Total:

        The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken.

        The underwriters have an option to buy up to 450,000 additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

        The underwriters initially propose to offer the shares of common stock directly to the public at the public offering price listed on the cover page of this prospectus supplement. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the underwriters.

        The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.

Commissions and Discounts

        The following table summarizes the public offering price, underwriting discounts and commissions and proceeds before expenses to us assuming both no exercise and full exercise of the underwriters' option to purchase additional shares:

Total
	Per Share	Without Over-Allotment	With Over-Allotment
Public offering price	$	$	$
Underwriting discounts and commissions
Proceeds, before expenses, to us

        The expenses of the offering, not including the underwriting discounts and commissions, payable by us are estimated to be $375,000, which includes an estimated $250,000 in reimbursements to the underwriters for legal fees and other expenses incurred in connection with this offering.

Listing on The NASDAQ Global Market

        Our common stock is listed on The NASDAQ Global Market under the symbol "NLST." Our registrar and transfer agent for all shares of common stock is Computershare Trust Company, N.A.

No Sales of Similar Securities

        We, each of our executive officers and directors, subject to certain exceptions, have agreed with the underwriters not to dispose of or hedge any of our shares of common stock, or the "lock-up," for 90 days after the date of this prospectus supplement without first obtaining the written consent of Needham & Company LLC. Certain exceptions to the "lock-up" with respect to our executive officers and directors include, without limitation, issuances of securities solely made in connection with exercises of outstanding stock options of the Company, provided that any shares of common stock received upon such exercise will be subject to the "lock-up." Certain exceptions to the "lock-up" with respect to the Company include, without limitation, the issuance of employee inducement grants of options to purchase shares of our common stock and shares of restricted stock in the aggregate amount not to exceed 200,000 shares of our common stock, and shares of our common stock or options to purchase shares of our common stock issued in connection with a strategic alliance transaction (provided that such issuance shall not exceed 10% of the then outstanding shares of our common stock).

        The 90-day "lock-up" period during which we, and each of our executive officers and directors are restricted from engaging in transactions in our shares of common stock is subject to extension such that, in the event that either (i) during the last 17 days of the "lock-up" period, we issue an earnings or financial results release or material news or a material event relating to us occurs, or (ii) prior to the expiration of the "lock-up" period, we announce that we will release earnings or financial results during the 16-day period beginning on the last day of the "lock-up" period, then, in either case, the expiration of the "lock-up" period will be extended until the expiration of the 18-day period beginning on the issuance of the earnings or financial results release or the occurrence of the material news or material event, as applicable, unless Needham & Company LLC waives, in writing, such an extension.

Price Stabilization, Short Positions

        In order to facilitate the offering of our common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. The underwriters must close out any short position by purchasing shares in the open market. A short position may be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchased in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of our common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of our common stock above independent market levels or prevent or slow a decline in the market price of our common stock. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

        A prospectus in electronic format may be made available on websites maintained by the underwriters. The underwriters may agree to allocate a number of shares of common stock to other underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters on the same basis as other allocations.

Indemnification

        We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

United Kingdom

        This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as "relevant persons"). The shares of common stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such common stock will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 or FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us, and

  (b)
  it has complied with, and will comply with, all applicable provisions of FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

European Economic Area

        To the extent that the offer of the common stock is made in any Member State of the European Economic Area that has implemented the Prospectus Directive before the date of publication of a prospectus in relation to the common stock which has been approved by the competent authority in the Member State in accordance with the Prospectus Directive (or, where appropriate, published in accordance with the Prospectus Directive and notified to the competent authority in the Member State in accordance with the Prospectus Directive), the offer (including any offer pursuant to this document) is only addressed to qualified investors in that Member State within the meaning of the Prospectus Directive or has been or will be made otherwise in circumstances that do not require us to publish a prospectus pursuant to the Prospectus Directive.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

  (a)
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities,

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts, or

  (c)
  in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        The EEA selling restriction is in addition to any other selling restrictions set out below. In relation to each Relevant Member State, each purchaser of shares of common stock (other than the underwriters) will be deemed to have represented, acknowledged and agreed that it will not make an offer of shares of common stock to the public in any Relevant Member State, except that it may, with effect from and including the date on which the Prospectus Directive is implemented in the Relevant Member State, make an offer of shares of common stock to the public in that Relevant Member State at any time in any circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive, provided that such purchaser agrees that it has not and will not make an offer of any shares of common stock in reliance or purported reliance on Article 3(2)(b) of the Prospectus Directive. For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares of common stock in any Relevant Member State has the same meaning as in the preceding paragraph.

Hong Kong

        The shares of common stock may not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of common stock may be issued or may be in the possession of any person for the purpose of the issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the shares of common stock which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) or any rules made under that Ordinance.

LEGAL MATTERS

        Bryan Cave LLP, Irvine, California will pass upon the validity of the shares of common stock that we are offering. Proskauer Rose LLP, New York, New York is acting as counsel for the underwriters in connection with this offering.

EXPERTS

        The consolidated financial statements of Netlist, Inc. and its subsidiaries included in our Annual Report on Form 10-K for the year ended January 2, 2010 have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in its report which is incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC's website at http://www.sec.gov. Our common stock is listed on The NASDAQ Global Market, and you can read and inspect our filings at the offices of the Financial Industry Regulatory Authority at 1735 K Street, Washington, D.C. 20006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you in this prospectus by referring you to those documents. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.

        We incorporate by reference the following documents filed by us with the SEC:

  •
  our Annual Report on Form 10-K for the year ended January 2, 2010;

  •
  our Current Report on Form 8-K filed on January 20, 2010;

  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 27, 2006, including any amendments or reports filed for the purpose of updating such description; and

  •
  any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the shares except for the filings, or portions thereof, that are "furnished" rather than filed with the SEC.

        We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to:

    Netlist, Inc.
    51 Discovery, Suite 150
    Irvine, California 92618
    Attention: Gail Itow

You may direct telephone requests to Gail Itow, our Chief Financial Officer, at (949) 474-4300.

PROSPECTUS

NETLIST, INC.

$30,000,000
COMMON STOCK
PREFERRED STOCK
WARRANTS
DEPOSITARY SHARES
UNITS

        We may offer and sell from time to time our securities in one or more classes, separately or together in any combination and as separate series, and in amounts, at prices and on terms that we will determine at the times of the offerings.

        We will provide specific terms of any offering in supplements to this prospectus. The supplements may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

        We may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the names of any underwriters, the specific terms of the plan of distribution, the underwriting discounts and commissions, and the terms of any overallotment options. The proceeds we expect to receive from any such sale will also be included in supplements to this prospectus.

        This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

        Our common stock is listed on the NASDAQ Global Market under the symbol "NLST."

        Investing in our securities involves risk. See "Risk Factors" beginning on page 1 of this prospectus to read about certain factors you should consider before deciding whether to invest in our securities.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 20, 2010

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

        This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. When we refer to a "prospectus supplement," we are also referring to any free writing prospectus or other offering material authorized by us. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information provided in this prospectus, in any prospectus supplement, or any other offering material that we authorize, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any supplement to this prospectus, or any other offering material that we authorize, is accurate at any date other than the date indicated on the cover page of these documents or the date of the statement contained in any incorporated documents, respectively. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date. The information contained in this prospectus or a prospectus supplement or amendment, or incorporated herein or therein by reference, is accurate only as of the date of this prospectus or prospectus supplement or amendment, as applicable, regardless of the time of delivery of this prospectus or prospectus supplement or amendment, as applicable, or of any sale of the shares. Unless the context otherwise requires, in this prospectus "Netlist," "we," "us," and "our" refer to Netlist, Inc. and its consolidated subsidiaries.

i

ABOUT NETLIST, INC.

        We design, manufacture and sell high performance memory subsystems for the server, high performance computing and communications markets. Our memory subsystems consist of dynamic random access memory integrated circuits (DRAM ICs), NAND flash memory (NAND) and other components assembled on a printed circuit board. We also design custom semiconductor logic devices which are integrated into our memory subsystems in order to increase their performance. We engage with our original equipment manufacturer customers from the earliest stages of new product definition, which provides us unique insight into their full range of system architecture and performance requirements. This close collaboration has also allowed us to develop a significant level of systems expertise. We leverage a portfolio of proprietary technologies and design techniques, including efficient planar design, alternative packaging techniques and custom semiconductor logic, to deliver memory subsystems with high memory density, small form factor, high signal integrity, attractive thermal characteristics and low cost per bit.

        Our principal executive offices are located at 51 Discovery, Suite 150, Irvine, California 92618 and our telephone number at that address is (949) 435-0025.

RISK FACTORS

        Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described under "Risk Factors" in Item 1A of Part I of our most recent Annual Report on Form 10-K, or any updates in Item 1A of Part II of our Quarterly Reports on Form 10-Q, together with all of the other information appearing in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment. See "Where You Can Find More Information."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the applicable prospectus supplement includes and incorporates by reference "forward-looking statements." We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, the rapidly-changing nature of technology; risks associated with intellectual property; volatility in the pricing of DRAM ICs and NAND; changes in and uncertainty of customer acceptance of, and demand for, our existing products and products under development, including uncertainty of and/or delays in product orders and product qualifications; delays in our and our customers' product releases and development; introductions of new products by competitors; changes in end-user demand for technology solutions; our ability to attract and retain skilled personnel; our reliance on suppliers of critical components; fluctuations in the market price of evolving industry standards; the political and regulatory environment in the People's Republic of China; and other financial, operational and legal risks and uncertainties detailed from time to time in our filings with the SEC.

        As a result of these risks, certain other risks as detailed in this prospectus and the applicable prospectus supplement, in the documents that we incorporate by reference into this prospectus and the applicable prospectus supplement and in other documents that we file with the SEC and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements which speak only as of the date made and were based on then current expectations. We undertake no duty to update these forward-looking statements after the date of this prospectus, except as required by law, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

        Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of the securities for capital expenditures, working capital and other general corporate purposes. Pending any specific application, we may initially invest the net proceeds in short-term marketable securities.

        We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of any offering.

DESCRIPTION OF CAPITAL STOCK

        Our Restated Certificate of Incorporation provides that we are authorized to issue 100,000,000 shares of capital stock. Our authorized capital stock is comprised of 90,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

        The following description is a summary of the material terms of our capital stock and certain provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws. This description does not purport to be complete. For information on how you can obtain our Restated Certificate of Incorporation and Amended and Restated Bylaws, see "Where You Can Find More Information."

Common Stock

        We are authorized to issue up to 90,000,000 shares of our common stock, par value $0.001 per share.

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares voting are able to elect all of our directors. Subject to preferences that may apply to any then outstanding shares of preferred stock, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for distribution at the times and in the amounts, if any, that our board of directors may determine from time to time. In the event of our liquidation, dissolution or winding up, subject to the rights of each series of our preferred stock, which may, from time to time come into existence, holders of our common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities. Holders of our common stock have no preemptive or other subscription or conversion rights. Our common stock is not redeemable and there are no sinking fund provisions applicable to our common stock.

Preferred Stock

        Our board of directors is authorized, subject to limitations imposed by Delaware law, to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, without stockholder approval. Our Board of Directors is authorized to fix the number of shares of preferred stock and to determine or (so long as no shares of such series are then outstanding) alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by Delaware General Corporation Law. The rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with, or senior to any of those of any present or future class or series of our capital stock. Our Board of Directors is also authorized to decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting any decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

        This section describes the general terms and provisions of our preferred stock. The applicable prospectus supplement will describe the specific terms of any shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designation as well as our Restated Certificate of Incorporation before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

Anti-Takeover Provisions of Delaware Law and Charter Provisions

  Interested Stockholder Transactions

        We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any "business combination" with any "interested stockholder" for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

  •
  before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include the following:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

        In general, Section 203 defines "interested stockholder" as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

  Certificate of Incorporation and Bylaws

        Provisions in our Restated Certificate of Incorporation and Amended and Restated Bylaws may have the effect of discouraging certain transactions that may result in a change in control of our company. Some of these provisions provide that stockholders cannot act by written consent and impose advance notice requirements and procedures with respect to stockholder proposals and the nomination of candidates for election as directors. Our Restated Certificate of Incorporation allows us to issue shares of preferred stock (see "Blank Check Preferred Stock") or common stock without any action by stockholders. Our directors and our officers are indemnified by us to the fullest extent permitted by applicable law pursuant to our Restated Certificate of Incorporation. Our Board of Directors is expressly authorized to make, alter or repeal our Amended and Restated Bylaws. These provisions may make it more difficult for stockholders to take specific corporate actions and may make it more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

  Blank Check Preferred Stock

        Our Restated Certificate of Incorporation authorizes our Board of Directors to approve the issuance of up to 10,000,000 shares of preferred stock, without further approval of the stockholders, and to determine the rights and preferences of any series of preferred stock. The Board could issue one or more series of preferred stock with voting, conversion, dividend, liquidation or other rights that would adversely affect the voting power and ownership interest of holders of our common stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing a change in control and discouraging bids for our common stock at a premium over the market price.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase common stock, preferred stock or other securities described in this prospectus. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. The prospectus supplement relating to any warrants we are offering will describe specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

  •
  the title of the warrants;

  •
  the aggregate number of warrants offered;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, number and terms of any common stock, preferred stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

  •
  the exercise price of the warrants, including any provisions for changes or adjustments to the exercise price, and terms relating to the currency in which such price is payable;

  •
  the dates or periods during which the warrants are exercisable;

  •
  the designation and terms of any securities with which the warrants are issued as a unit;

  •
  if the warrants are issued as a unit with another security, the date on or after which the warrants and the other security will be separately transferable;

  •
  any minimum or maximum amount of warrants that may be exercised at any one time;

  •
  any terms relating to the modification of the warrants;

  •
  a discussion of material federal income tax considerations, if applicable; and

  •
  any other terms of the warrants and any other securities sold together with the warrants, including, but not limited to, the terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

        The applicable prospectus supplement will describe the specific terms of any warrant units.

        The descriptions of the warrants in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading "Where You Can Find More Information."

DESCRIPTION OF DEPOSITARY SHARES

        The following briefly summarizes the general provisions of depositary shares representing interests in shares of our preferred stock. Each issuance of shares will be issued under a depositary agreement to be entered into between us and a bank or trust company as depositary. The shares will be evidenced by depositary receipts. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you. The particular terms of any depositary shares that we offer will be set forth in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares being offered. We urge you to review the applicable agreements because they, and not the summaries, define many of your rights as a holder of the depositary shares. For more information, please review the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock, which will be filed with the SEC promptly after the offering of that series of preferred stock and will be available as described under the heading "Where You Can Find More Information."

General

        We may elect to have shares of our preferred stock represented by depositary shares. The shares of any series of our preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company that we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights, if any, and all the limitations of the series of preferred stock.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of our preferred stock described in the applicable prospectus supplement.

        A holder of depositary shares will be entitled to receive the shares of preferred stock, but only in whole shares of preferred stock, underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions it receives in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts represented by the depositary shares in proportion, to the extent possible, to the number of depositary shares owned by those holders. The depositary, however, will distribute only the amount that can be distributed without attributing to any depositary share a fraction of one cent, and any undistributed balance will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

        If there is a dividend or distribution other than in cash in respect of the series of preferred stock represented by the depositary shares, the depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the depositary determines that it is not feasible to make such a distribution. In that case, the depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

        The amount distributed in any of the above cases will be reduced by any amount we or the depositary are required to withhold on account of taxes.

Conversion and Exchange

        If any series of preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts pursuant to those provisions.

Redemption of Depositary Shares

        If any series of preferred stock underlying the depositary shares is subject to redemption and we redeem the preferred stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem a share of preferred stock held by the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. If fewer than all the depositary shares are to be redeemed with respect to a specific series of preferred stock, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price. In order to redeem their depositary shares, holders must surrender their depositary receipts to the depositary. Any redemption price that we deposit with the depositary relating to depositary shares which are not redeemed by the holders of the depositary shares will be returned to us after a period of two years from the date the funds are deposited by us.

Voting

        Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred stock, may then instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder's depositary shares. The depositary will try to vote, to the extent practicable, the number of shares of preferred stock underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the depositary deems necessary to enable the depositary to do so. The depositary will abstain from voting the preferred stock to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred stock.

Record Date

        Subject to the provisions of the deposit agreement, whenever:

  •
  any cash dividend or other cash distribution becomes payable;

  •
  any distribution other than cash is made;

  •
  any rights, preferences or privileges are offered with respect to the preferred stock;

  •
  the depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice; or

  •
  the depositary receives notice of the mandatory conversion of or any election by us to call for the redemption of any preferred stock,

  the depositary will in each instance fix a record date, which will be the same as the record date for the preferred stock, for the determination of the holders of depositary receipts:

•
who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale, or

•
who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

Withdrawal of Preferred Stock

        Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock that are withdrawn will not be entitled to deposit the preferred stock that have been withdrawn under the deposit agreement or to receive depositary receipts.

Amendment and Termination of the Deposit Agreement

        We and the depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred stock has been made to the holders of the depositary shares in connection with our liquidation, dissolution or winding up.

Charges of Depositary

        We will pay all charges of the depositary including charges in connection with the initial deposit of the preferred stock, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which preference stock is entitled to vote, withdrawals of the preferred stock by the holders of depositary receipts or redemption or conversion of the preferred stock, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

  •
  a description of the terms of any unit agreement governing the units;

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  a description of the provisions for the payment, settlement, transfer or exchange of the units;

  •
  a discussion of material federal income tax considerations, if applicable; and

  •
  whether the units will be issued in fully registered or global form.

        The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading "Where You Can Find More Information."

 PLAN OF DISTRIBUTION

        We may sell the securities in and outside the United States (a) to or through underwriters or dealers, (b) directly to one or more purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods.

        In addition, we may enter into derivative or hedging transactions with third parties. These third parties may in turn engage in sales of the securities pursuant to this prospectus and applicable prospectus supplement in order to hedge their position and use securities to close out any loan of the securities or short position created in connection with those sales. We may also loan or pledge the securities covered by this prospectus and applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

        The prospectus supplement will include the following information:

  •
  the terms of the offering;

  •
  whether the offering is being made to or through underwriters, dealers or agents;

  •
  the names of any underwriters, dealers or agents;

  •
  the name or names of any managing underwriter or underwriters;

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  the purchase price of the securities;

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  the net proceeds from the sale of the securities;

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  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any discounts or concessions allowed or re-allowed or paid to dealers; and

  •
  any commissions paid to agents.

Sale Through Underwriters Or Dealers

        If underwriters are used in an offering, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase our securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell our securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

        If dealers are used in the sale of our securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We may sell our securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

        Bryan Cave LLP, Irvine, California, has passed upon the validity of the securities to be offered pursuant to this prospectus.

EXPERTS

        The consolidated financial statements of Netlist, Inc. and its subsidiaries included in the Company's Annual Report on Form 10-K for the year ended January 3, 2009 have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you in this prospectus by referring you to those documents. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.

        We incorporate by reference the following documents, which we have previously filed with the SEC (SEC File No. 001-33170):

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  our Annual Report on Form 10-K for the year ended January 3, 2009;

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  our Quarterly Reports on Form 10-Q for the quarters ended April 4, July 4 and October 3, 2009;

  •
  our Current Reports on Form 8-K filed on January 30, June 4, September 21, November 2, and December 2, 2009 (date of earliest event reported November 25, 2009) and portions of our Current Reports filed on May 28 and December 2, 2009 (date of earliest event reported December 1, 2009);

  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 27, 2006, including any amendments or reports filed for the purpose of updating such description; and

  •
  any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the shares except for the filings, or portions thereof, that are "furnished" rather than filed with the SEC.

        We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to:

  Netlist, Inc.
  51 Discovery, Suite 150
  Irvine, California 92618
  Attention: Gail Itow

        You may direct telephone requests to Gail Itow, our Chief Financial Officer, at (949) 474-4300.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and special reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on the SEC's web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.netlist.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

3,000,000 Shares

NETLIST, INC.

COMMON STOCK

PROSPECTUS SUPPLEMENT

NEEDHAM & COMPANY, LLC

ROTH CAPITAL PARTNERS

March               , 2010